EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of Aug. 3, 2017 between Advanced Environmental Petroleum Producers, Inc., a Florida corporation, whose principal place of business is located at 14405 Walters Road, Suite 780, Houston, Texas 77014 (the “Company”), Oncolix, Inc., a Delaware corporation, whose principal place of business is located at 14405 Walters Road, Suite 780, Houston, Texas 77014 (“Oncolix”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agrees as follows:

ARTICLE I.

1.1 The following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as any Purchaser will be deemed to be an Affiliate of such Purchaser.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) Michael Redman shall no longer be employed by the Company as Chief Executive Officer on a full time basis, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligation to pay the Subscription Amount or deliver notes and warrants and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

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“Commission” means the Securities and Exchange Commission.

“Collateral Agent” means Puritan Partners, LLC, as collateral agent, on behalf of the Purchasers.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock shall hereinafter have been reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Brewer & Pritchard P.C.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes. For the avoidance of doubt, such Conversion Shares includes all shares of Common Stock issued and issuable pursuant to the terms of the Notes, including without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest, if any, on the Notes in accordance with the terms of the Notes, in each case without respect to any limitation or restriction on the conversion of the Notes.

“Debt Exchange” means the exchange of (i) the outstanding secured indebtedness, related accrued interest, and an amount due to a consultant which total approximately $1,692,580.56 as of July 27, 2017, and increases by accrued interest in the amount of approximately $416.15 per day after July 27, 2017, through the Closing, and warrants to acquire 880,414 shares of Oncolix common stock at $1.65 per share for (ii) approximately $1,991,271.23 aggregate principal amount of Notes as of July 27, 2017 (increasing in the amount of approximately $489.59 per day after July 27, 2017 through the Closing) and associated Warrants hereunder.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Effective Date” means the earliest of the date that (a) all of the Shares and Conversion Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (b) following the one year anniversary of the applicable Closing Date provided that a holder of the Shares and Conversion Shares is not an Affiliate of the Company, all of the Shares and Conversion Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares and Conversion Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

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“Eligible Market” means the following markets or exchanges the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the OTC Bulletin Board or the over-the-counter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company, not exceed 750,000 shares or options per year in the aggregate, pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issuable upon exercise, conversion or pursuant to the terms of the Securities, or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) shares issued to unaffiliated third parties for legal, financial or other services provided to the Company not to exceed 500,000 shares in the aggregate in any year, (d) any securities issued or issuable by the Company pursuant to the Merger Agreement, and (e) securities issued pursuant to acquisitions or strategic transaction, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating Company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“IP Security Agreement” Security Agreement, dated the date hereof, between the Company, Oncolix and the Collateral Agent in the form of Exhibit E hereto.

“Irrevocable Transfer Agent Instructions” shall mean the irrevocable instructions issued by the Company to the Transfer Agent in the form of Exhibit F hereto.

“Lock-Up Agreements” means the Lock-Up Agreements, dated as of the date hereof, by and among the Company and the directors, officers and certain stockholders of the Company designated by the Purchasers, in the form of Exhibit I attached hereto.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Majority Holders” shall mean Purchasers of 50% or more of the then outstanding Notes so long as such Purchasers shall include Puritan Partners LLC, as lead investor in the offering.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Merger Agreement” shall mean the Agreement and Plan of Merger dated as of July 18, 2017, by and among the Company, AEPP Merger Sub Inc. and Oncolix, in the form of Exhibit L attached hereto.

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“Notes” means the 10% Senior Secured Convertible Notes due November 1, 2018 in aggregate principal amount of approximately $4,344,212, issued by the Company to the Purchasers hereunder, in the form of Exhibit A.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the registration rights agreement, dated the date hereof, between the Company and Purchasers in the form of Exhibit C hereto.

“Required Minimum” means, as of any date, a number of shares of Common Stock equal to five (5) times the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon conversion in full of all Notes (including Conversion Shares issuable as payment of interest, if any, on the Notes) and any Warrant Shares issuable upon exercise of all Warrants, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price or Exercise Price, as applicable, is at all times on and after the date of determination 75% of the then Conversion Price or Exercise Price, as applicable, on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Securities” means the Notes, the Warrants, the Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means Security Agreement, dated the date hereof, between the Company, Oncolix and the Collateral Agent in the form of Exhibit D hereto.

“Security Documents” shall mean the Security Agreement, the IP Security Agreement, the Subsidiary Guarantee and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement and IP Security Agreement, including all UCC-1 filing receipts, shares of Oncolix common stock, and all documents deliverable thereunder.

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“Subscription Amount” means, as to the Purchaser, (i) the aggregate amount to be paid for Notes and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds and/or (ii) the aggregate amount of any Debt Exchange as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Debt Exchange Amount”.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of the Purchasers, in the form of Exhibit G attached hereto.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE MKT LLC, any trading platform maintained by OTC Markets, Inc., including, but not limited to, the OTCQX, OTCQB and OTC Pink.

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the IP Security Agreement, the Registration Rights Agreement, the Warrants, the Subsidiary Guarantee, the Merger Agreement and the Irrevocable Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the 5-year warrants to purchase shares of Common Stock of the Company in an approximate amount of up to 57,922,832 shares, attached hereto in the form of Exhibit B hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

PURCHASE AND SALE

Section 2.1 Closing. On the Closing Date, Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, (i) the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $2,352,941 principal amount of the Notes for an aggregate purchase price of $2,000,000 and (ii) the Company and the holders of certain existing notes agree to effect the Debt Exchange. Each Purchaser shall either (i) deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser or (ii) in the case of any Debt Exchange(s), deliver evidence of their outstanding indebtedness equal to such Purchaser’s Debt Exchange Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Note and Warrants, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Initial Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Initial Closing shall occur at the offices of the Company or Company Counsel or such other location as the parties shall mutually agree.

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Section 2.2. Deliveries.

a)	On the Closing Date, the Company shall deliver to each Purchaser the following:

	(i)	this Agreement duly executed by the Company;

	(ii)	an executed Note, registered in the name of each Purchaser;

	(iii)	the Security Agreement and the IP Security Agreement, each duly executed by the Company and each Subsidiary, along with all of the Security Documents, including the Subsidiary Guarantee, duly executed by the parties thereto and all Collateral including the shares of stock in Oncolix shall be delivered to the Collateral Agent;

	(v)	the Warrant, duly executed by the Company;

	(vi)	a legal opinion of Company Counsel in the form of Exhibit H, attached hereto;

	(vii)	Certificates of the CEO and Secretary of the Company certifying as to (a) copies of the Certificate of and bylaws of the Company, as amended and restated as of the date hereof, (b) all actions taken and consents made by the Company and its Board of Directors and shareholders, as applicable to authorize the transactions provided by the Transaction Documents, (c) the names of the directors and officers of the Company authorized to sign the Transaction Documents , together with a sample of the true signature of such Person, (d) all conditions set forth in this Section 2.2 have been met by the Company, and (e) no event has occurred or the Company anticipates occurring that has resulted in an Event of Default or with the passage of time would result in an Event of Default; and

	(viii)	Certificates of good standing for the Company in the jurisdictions of the Company’s incorporation, in the principal places in which the Company conducts business and in the places where the Company owns real estate.

	(ix)	the Irrevocable Transfer Agent Instructions duly executed by the Company and the Transfer Agent; and

	(x)	the duly executed Lock-Up Agreements.

b)	On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

	(i)	this Agreement duly executed by such Purchaser;

	(ii)	the Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Escrow Agent or such Purchaser’s note and warrant to be exchanged; and

	(iii)	the Security Agreement, duly executed by the Collateral Agent, along with all of the Security Documents, duly executed by the parties thereto; and

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(iv)	the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

a)	The obligations of the Company hereunder in connection with the Closing is subject to the following conditions being met:

	(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

	(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Dates shall have been performed; and

	(iii)	the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

b)	The obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

	(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

	(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

	(iii)	each Purchaser shall be satisfied with the results of its due diligence investigation of the Company;

	(iv)	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

	(v)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

	(vi)	Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect with respect to the Company and its Subsidiaries;

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(vii)	no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the NASDAQ Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Notes at the Closing;

(viii)	neither the Company nor any of its Subsidiaries shall have any outstanding indebtedness, other than (A) that in favor of the Purchaser pursuant to the Notes, (B) indebtedness incurred in the ordinary course of business in connection with the purchase of equipment, trade debt incurred in the ordinary course of business, and (C) indebtedness set forth on the Schedules hereto;

(ix)	the merger between a subsidiary of the Company and Oncolix, Inc. shall have been consummated on terms satisfactory to the Purchasers; and

(x)	the Debt Exchange shall have been consummated.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company and its Subsidiaries. Except as set forth in the Disclosure Schedule which shall be deemed a part hereof, each of the Company and its Subsidiaries (including Oncolix) hereby makes the representations and warranties set forth below to each of the Purchasers.

a)	Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the Disclosure Schedule. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b)	Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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c)	Authorization; Enforcement. The Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by it of the transactions contemplated thereby have been duly authorized by all action on the part of the Company and each of its Subsidiaries and no further action is required by the Company and each of its Subsidiaries in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each of its Subsidiaries and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each of its Subsidiaries enforceable against the Company and each of its Subsidiaries in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

d)	No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

e)	Filings, Consents and Approvals. Except as set forth in the Disclosure Schedule, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

f)	Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, except as set forth in Schedule 3.1(f). The Conversion Shares and Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the Conversion Shares and the Warrant Shares and agrees to take all reasonable action within 60 days of Closing to increase the authorized Company Common Stock to an amount sufficient to satisfy the Required Minimum. Purchasers shall be able to sell the shares of common stock received on conversion of the Note and on exercise of the Warrant upon compliance with the provisions of Rule 144 of the Securities Act, when applicable, without otherwise registering the Note or Warrant or the underlying common stock under the Securities Act.

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g)	Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). Other than as set forth on Schedule 3.1(g), the Company and the Subsidiaries have no indebtedness. Except as set forth on Schedule 3.1(g), neither the Company nor any or its Subsidiaries has issued any capital stock since March 31, 2017. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except as set forth on Schedule 3.1(g). Except as set forth on Schedule 3.1(g), as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of the Company’s or any of its Subsidiaries’ securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or any of its Subsidiaries or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s or any of its Subsidiaries’ capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or any stockholder of its Subsidiaries.

h)	Financial Statements. Except as set forth on Schedule 3.1(h), the financial statements of the Company and its Subsidiaries, including those financial statements for each of the years ended December 31 in the 2-year period ended December 31, 2016 and the quarter ended March 31, 2017, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

i)	Material Changes. Since March 31, 2017, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) each of the Company and its Subsidiaries has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) each of the Company and its Subsidiaries has not altered its method of accounting, (iv) each of the Company and its Subsidiaries has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) each of the Company and its Subsidiaries has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

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j)	Litigation. Other than as set forth in the Disclosure Schedule under the caption “Legal Proceedings,” there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company or any Subsidiary, there is not pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

k)	Labor Relations. No material labor dispute exists or, to the knowledge of the Company or Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

l)	Compliance, Material Contracts. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect. Schedule 3.1(l) contains a true, correct and complete list of all contracts which are material to the operation of the business of the Company or any Subsidiary (“Material Contracts”). Except as set forth on Schedule 3.1(l), each Material Contract is in full force and effect and is enforceable in accordance with its terms, and no material defaults enforceable against the Company or any Subsidiary exist thereunder. Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract.

m)	Regulatory Permits and Licenses. The Company and the Subsidiaries possess all certificates, authorizations, memberships, sponsorships and permits issued by the appropriate federal, state, local or foreign regulatory authorities or other Person necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, memberships, sponsorship and permits, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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n)	Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

o)	Intellectual Property. The term “Proprietary Assets” means all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations, and licenses currently owned and/or used by the Company (which for purposes of this subsection shall include its Subsidiaries) or necessary for the conduct of the Company’s business as currently conducted or proposed to be conducted, as well as any agreement under which the Company has access to any intellectual property or confidential information used by the Company in its business. Schedule 3.1(o) sets forth all Proprietary Assets necessary, to the Company’s knowledge, to conduct the Company’s business as currently conducted or as presently proposed to be conducted. The Company owns, or has the right to use under the agreements or upon the terms described on Schedule 3.1(o), to all of the Proprietary Assets and has taken all actions reasonable in light of its financial position to protect the Proprietary Assets. Except as set forth on Schedule 3.1(o), the Company does not require any license or other agreement to use any of the Proprietary Assets, except for licenses or agreements that can be obtained in the ordinary course of business without unreasonable effort, delay, cost, or expense. The Company is not bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property Rights (as defined below) of any other Person and, to the Company’s knowledge, there are no outstanding options, licenses, or agreements of any kind relating to the Proprietary Assets. With respect to each item of the Company’s Proprietary Assets that any third party owns and that the Company uses pursuant to license, sublicense, agreement or permission: (i) the license, as it relates to the Company is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the Company is not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder; (iii) the Company has not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission has repudiated any material provision thereof; and (iv) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than as expressly permitted by such license, sublicense, agreement or permission. Except as set forth on Schedule 3.1(o), to the Company’s knowledge, no director, officer, or stockholder of the Company owns any rights in any Intellectual Property Rights directly or indirectly competitive with those owned or to be used by the Company or derived from or in connection with the conduct of the Company’s business. Except as set forth on Schedule 3.1(o), to the Company’s knowledge it is not now necessary to use any inventions or works of authorship of its employees made outside of their employment by the Company. Except as set forth on Schedule 3.1(o), the Company has obtained from all of the Company’s current and former officers, employees and consultants assignments to all inventions developed or conceived during their association with the Company and relating to its business. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company’s Intellectual Property Rights are as set forth on Schedule 3.1 (o) hereto. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

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p)	Insurance. Schedule 3.1(p) set forth the insurance coverage of the Company. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, at least equal to the aggregate Subscription Amount. To the best of the Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q)	Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company or any Subsidiary, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or any Subsidiary, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company. Schedule 3.1 (q) sets forth agreements with officers and directors and indebtedness to and relationships with Officers and directors, including employees of the Company and their current compensation.

r)	Sarbanes-Oxley; Internal Accounting Controls. Each of the Company and its Subsidiaries is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Company and its Subsidiaries has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared, subject to material weaknesses as disclosed in filings with the Commission. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's (or any Subsidiary’s) internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's (or any Subsidiary’s) knowledge, in other factors that could significantly affect the Company's (or any Subsidiary’s) internal controls. The Company and its Subsidiaries have knowledge (upon receipt of the proceeds of this transaction) that the Company’s independent public accountants have issued an audit letter containing a “going concern” opinion in connection with the Company’s annual report on Form 10-K pursuant to Section 13 or 15(d) under the Exchange Act for the fiscal year ended December 31, 2016.

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s)	Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, other than fees payable to Newbridge Securities as set forth on Schedule 3.1(s). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

t)	Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby or the offering and sale of the share issued on conversion or in respect of interest on the initial Notes purchased hereunder. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

u)	Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

v)	Registration Rights. Except as contemplated by the transactions hereunder or as set forth on Schedule 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

w)	Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers’ ownership of the Securities.

x)	Disclosure. All disclosure provided to the Purchasers regarding the Company, its Subsidiaries, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchasers makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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y)	No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company or its Subsidiaries for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

z)	Solvency. For purposes of this representation, the term “Company” shall include all of its Subsidiaries. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

aa)	Environmental Matters. The Company and each its Subsidiaries (a) is in compliance with any and all Environmental Laws (as herein defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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bb)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

cc)	No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

dd)	Foreign Corrupt Practices; Patriot Act, etc. For purposes of this representation, the term “Company” shall include all of its Subsidiaries. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. The Company is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Company is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

ee)	Seniority. As of the Closing Date, no indebtedness, equity or other security of the Company is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

ff)	No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the accountants and lawyers formerly or presently employed by the Company or any Subsidiary and the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers. By making this representation, each of the Company and its Subsidiaries does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its Subsidiaries and its lawyers.

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gg)	Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm's length Purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives. The Company further acknowledges that in addition to purchasing Securities, the Purchasers or their respective affiliates may directly or indirectly own Common Stock in the Company and that such parties, exercising their rights hereunder may adversely impact their other holdings as well as the other equity holders in the Company.

hh)	Accountants. The Company’s accountants are set forth on Schedule 3.1(hh) of the Disclosure Schedule. To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements for the year ended December 31, 2016, are a registered public accounting firm as required by the Securities Act.

ii)	Rule 506(d) Bad Actor Disqualification Representations and Covenants.

	(i)	No Disqualification Events. Neither the Company, nor any of its predecessors affiliates, any manager, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Dates (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company will comply with its disclosure obligations under Rule 506(e).

	(ii)	Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Note that is subject to a Disqualification Event (each an “Other Covered Person”).

	(iii)	Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv)

Notice of Disqualification Events. The Company will notify the Purchasers immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

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jj)	Variable Rate Securities. Except for the Debt Exchange and as provided in the Notes, the Company has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction.

kk)	Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length Purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and that each of the Purchasers is not (i) an officer or director of the Company , (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act. The Company further acknowledges that the Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Company or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Notes.

ll)	Merger Agreement. The Company and its Subsidiaries acknowledge that the representations and warranties in Articles III and IV of the Merger Agreement are true and correct as of the date hereof. Such parties agree to comply with their agreements contained in Articles VI and VII of the Merger Agreement.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represent and warrant as of the date hereof and as of the Closing Dates to the Company as follows:

a)	Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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b)	Purchasers’ Representation. Such Purchaser understands that the Securities (other than the shares of common stock received on conversion or in respect of interest payments on the initial Notes) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable securities laws and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchasers’ right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws, including without limitation Rule 144 under the Securities Act). Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time.

c)	Purchasers Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

d)	Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

e)	General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that the Purchaser does not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

a)	The Securities may only be disposed of in compliance with state and federal securities laws. The Purchasers acknowledge that the Company was previously a shell company (as defined in Rule 405 of Regulation C) and the “Form 10 Information” will be filed by the Company post-Closing Date; therefore the earliest date of Rule 144 availability will be one year from that date. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

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b)	The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [CONVERSION/EXERCISE] OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that such Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchasers may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

c)	The Company shall use its best efforts (including, without limitation, delivering at the Company’s expense, all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Purchasers or necessary or desirable to carry out the intent and accomplish the purposes of this paragraph) to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at DTC, unless otherwise required by state securities or “blue sky” laws, at such time (i) following a sale of such Securities under the Securities Act provided the receipt by the Company or the transfer agent of the deliverables by a Purchaser as set forth in the letter of instruction to the transfer agent in the form attached as Exhibit J, (ii) in connection with a sale, assignment or other transfer (other than under Rule 144 or Rule 144A), such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel and the Company’s transfer agent, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) following or in contemplation of a sale of such Securities under Rule 144 or Rule 144A, which will not be available for at least one year following the filing by the Company with the Commission of the “Form 10 Information” in accordance with Rule 144(i), such Purchaser provides the Company and its legal counsel with reasonable assurance in writing in the form of acknowledgment attached as Annex B to Exhibit K that the Securities are being sold, assigned or transferred pursuant to Rule 144 (which shall not include an opinion of Purchasers’ counsel). In furtherance of the foregoing, the Company agrees that, following the time such legend is not required pursuant to this Section 4.1(c), the Company shall, no later than three Trading Days following the delivery by the Purchasers to the Company or the Company’s transfer agent of (i) a certificate representing Common Shares issued with a restrictive legend and (ii) the deliverables contemplated in Exhibit J or Exhibit K, as is applicable (such third Trading Day, the “Legend Removal Date”), either: (A) issue and deliver (or cause to be issued and delivered) to the Purchasers a certificate representing such Common Shares that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the Purchasers or their designees’ accounts at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Common Shares represented by the certificate so delivered by the Purchasers.

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d)	In addition to the Purchaser’s other available remedies, the Company shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, $1000 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit each Purchaser’s right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and each Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

e)	The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Common Shares underlying the Notes pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Rule 144 Availability. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to such Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for such Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

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At all times from the date hereof through and including the date none of the Conversion Shares are outstanding (the “Required Period”) the Company shall ensure each Purchaser can sell the pursuant to and in accordance with Rule 144 under the Securities Act. If, (i) at any time during the Required Period, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act (a “Public Information Failure”), or (ii) the Company shall fail to take such action as is reasonably requested by the Purchaser to enable the Purchasers to sell any of the shares received in connection with the Notes pursuant to Rule 144 under the Securities Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Purchasers and otherwise fully cooperate with Purchasers and each Purchaser’s broker to effect such sale of the shares of common stock received in connection with the Notes or Warrants pursuant to Rule 144 under the Securities Act) (a “Process Failure”) then, in either case, in addition to the Purchaser’s other available remedies, the Company shall pay to Purchasers, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Conversion Shares, an amount in cash equal to ten (10.0%) percent of up to the original aggregate principal amount of the Notes on the day of a Public Information Failure or Process Failure, as applicable, and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days), thereafter, until (a) in the case of a Process Failure, the date such Process Failure is cured, or (b) in the case of a Public Information Failure, the date such Public Information Failure is cured. Notwithstanding anything to the contrary provided herein, liquidated damages for each Process Failure or Public Information Failure shall not commence to accrue for a period of 5 days from the date of any such Process Failure and/or Public Information Failure The payments to which the Purchasers shall be entitled pursuant to this Section 4.3 are referred to herein as “Rule 144 Failure Payments”. Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby (it being understood that only the Collateral Agent shall be afforded the opportunity to review the Form 8-K to be filed by the Company with the Commission within four business days from the Closing Date describing the Transaction Documents). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with a registration statement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure permitted under subclause (i) or (ii).

4.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that the Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Purchasers could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

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4.7 Use of Proceeds. The net proceeds received by the Company hereunder shall be used to manufacture drugs, finish the Phase 1 trial, manufacture for the Phase 2a trial, IP costs, sponsored research at MD Anderson and general corporate purposes. The Company may not use funds received by the Company at any time to lend money, give credit or make advances to any officers, directors, employees, related parties, shareholders or affiliates of the Company.

4.8 Reimbursement. If a Purchaser becomes involved in any capacity in any Proceeding initiated by any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by the Purchasers to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of such Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, such Purchaser and any such Affiliate and any such Person. The Company also agrees that neither such Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement, except for any claim pursuant to Section 16 of the Exchange Act.

4.9 Indemnification of Purchaser. Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of, arising from, or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (or any allegation by a third-party that, if true would constitute such a breach) or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings any Purchaser may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

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4.10 Reservation and Listing of Securities. The Company shall initially reserve a sufficient number of shares of Common Stock on its own books and records (the “Reserve”) for the issuance of Conversion Shares, Warrant Shares and any other shares of Common Stock required to be issued by the Company to the Purchaser pursuant to the Transaction Documents, which initial reservation shall be authorized by the unanimous written consent of the Company’s Board of Directors delivered at Closing, and agrees to take all reasonable action within 10 days of Closing to increase the authorized Company Common Stock to an amount sufficient to satisfy the Required Minimum. Thereafter and as long as any of the Purchaser owns any Securities, the Company shall take all reasonable action necessary (and/or reasonably requested by the Purchasers) to at all times have authorized, and reserved out of its authorized but unissued shares of Common Stock for the purpose of issuance to the Purchaser upon conversions or in respect of interest on the Notes and upon exercise or in respect of the Warrants by the Purchaser or exercise of the Warrants, no less than the Required Minimum. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Minimum, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Agreement and the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Minimum. From and after the date of this Agreement through and including the date all obligations owed to the Purchasers pursuant to this Agreement and the other Transaction Documents, including, but not limited to, the Note is paid and performed in full, confirmation of which must be obtained by in writing from the Purchaser, the Company shall (a) issue or cause its Transfer Agent to issue the shares received on conversion or exercise or in respect of interest and all other shares of Common Stock required to be issued to such Purchaser or its broker only (subject to the immediately following clause (b)), (b) issue or cause its Transfer Agent to issue shares of Common Stock to such Purchaser or its broker under the Note from sources other than the Reserve, unless such Purchaser delivers to the Company written pre-approval of such issuance from the Reserve, and (c) not reduce the Reserve under any circumstances, unless such Purchaser delivers to the Company written pre-approval of such reduction. The Company shall immediately add shares of Common Stock to the Reserve to ensure that the Required Minimum (the greater of (i) and (ii) being the “Reserve Minimum”) are in the Reserve at all times. The Company shall increase the amount of shares of Common Stock in the Reserve upon receipt of written notice, which may be in email form, by such Purchaser (and/or its assigns) in order to ensure that the Reserve contains the Reserve Minimum and/or at any time the number of shares in the Reserve is less than the Reserve Minimum. Notwithstanding to the contrary provided herein or elsewhere, if at any time the number of shares of Common Stock in the Reserve, is less than the Required Reserved Amount, such Purchaser may send written notice to the Company’s then Transfer Agent to increase out of the Borrower’s authorized but unissued shares of Common Stock in such number of additional shares of Common Stock so the Reserve consists of at least the Required Reserve Amount, provided, that the number of shares of Common Stock in the Reserve shall never be decreased or used for any other purposes other than for issue to the Holder upon each conversion by such Purchaser of the Note and each exercise by such Purchaser of the Warrant into shares of common stock. As a condition to Closing, all actions required by the Company in this Section shall be approved by the unanimous written consent of the Company’s Board of Directors which shall be delivered to the Purchasers at Closing

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4.11 Subsequent Equity Sales. In addition to the limitations set forth herein, from the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreements, including but not limited to an equity line of credit, whereby the Company may sell securities at a future determined price tied to the market price of the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

4.12 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.14 Most Favored Nation Provision. Other than an Exempt Issuance or an underwritten public offering of Common Stock, any time the Company effects a subsequent financing, each Purchaser that then owns Notes may elect, in its sole discretion, to exchange all or some of its outstanding Notes and associated Warrants then held by it for the securities issued in a subsequent financing based on the then outstanding principal amount of the Note plus any other fees then owed by the Company to the Purchaser, and the effective price at which such securities are sold in such subsequent financing and the number of securities purchasable upon exercise by the Warrant.

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4.15 Participation in Future Financing.

(a) From the date hereof until the date that is the eighteen month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof in a transaction exempt from registration under the Securities Act (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 130% of the amount invested hereunder (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(d) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.15 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.15.

(e) The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.15, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

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(f) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(g) Notwithstanding anything to the contrary in this Section 4.15 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the fifteenth (15th) Business Day following delivery of the Subsequent Financing Notice. If by such fifteenth (15th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

Notwithstanding the foregoing, this Section 4.15 shall not apply in respect of an Exempt Issuance or a public offering registered with the SEC.

4.16 Down Round Protection. If at any time commencing upon the date of the Mandatory Conversion of the Note and terminating on the six (6) month anniversary thereafter, if the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price in Effect (such lower price, the “Base Share Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Company shall issue to each Purchaser such number of additional shares of Common Stock equal to the difference between (i) the number of shares of Common Stock issuable upon conversion of the Note at the Conversion Price, and (ii) the number of shares of Common Stock issuable upon conversion of the Note at the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 4.16 in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction while the Purchaser holds any Securities, despite the prohibition set forth in Section 4.11, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Purchaser in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).

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MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by Purchaser, as to such Purchaser’s obligation hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before August 21, 2017; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees. At the Closing, the Company has agreed to (i) reimburse the Purchaser for its legal fees and expenses in the amount of $20,000 ($10,000 of which has been previously been paid) and (ii) pay Newbridge Securities its fees as placement agent in the amount of (i) a cash payment equal to to 8% of the cash proceeds received from institutional investors and 10% of the cash proceeds received from individual investors, (ii) a cash payment equal to 4% of the net exercise value upon exercise of any Warrants issued hereunder, and (iii) a warrant equal to 10% of the Warrant Shares calculated as of Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and the Majority Holders or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

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5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The representations and warranties contained herein shall survive the Closing, the delivery of the Securities and exercise of the Warrants, as applicable for the applicable statute of limitations.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or data file were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant, the Purchasers shall be required to return any shares of Common Stock subject to any such rescinded exercise notice.

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5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchasers to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchasers’ election.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

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5.19 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.20 Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Each Purchaser hereby notifies the Company that pursuant to the requirements of the Act and such Purchaser’s policies and practices, each Purchaser is required to obtain, verify and record certain information and documentation that identifies the Company, which information includes the name and addresses of Borrower and such other information that will allow the Purchasers to identify the Company in accordance with the Act. In addition, the Company shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Notes to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act(“BSA”) laws and regulations, as amended.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ONCOLIX, INC.		Address for Notice:
14405 Walters Road, Suite 780 Houston, Texas 77014

By:	/s/ Michael Redman	Telephone:
Name:	Michael Redman	Facsimile: 281-698-2070
Title:	Chief Executive Officer

ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS, INC.		Address for Notice:
14405 Walters Road, Suite 780 Houston, Texas 77014

By:	/s/ Michael Redman	Telephone:
Name:	Michael Redman	Facsimile: 281-698-2070
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

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[PURCHASERS SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: __________________________________________________________

Signature of Authorized Signatory of Investing Entity: ____________________________________

Name of Authorized Signatory: ______________________________________________________

Title of Authorized Signatory: _______________________________________________________

Email Address of Authorized Entity:___________________________________________________

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount:

Warrant Shares:

Debt Exchange Amount:

EIN Number:

[SIGNATURE PAGES CONTINUE]

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